Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Nuveen Churchill Private Capital Income Fund of our report dated March 6, 2026 relating to the consolidated financial statements of Nuveen Churchill Private Capital Income Fund, which appears in this Registration Statement. We also consent to the references to us under the headings “Consolidated Financial Highlights”, “Senior Securities” and “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 30, 2026